UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 30, 2015 (September 24, 2015)

Aetna Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

151 Farmington Avenue, Hartford, CT	06156
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(860) 273-0123

Former name or former address, if changed since last report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2015 the Committee on Compensation and Talent Management (the “Committee”) of the Board of Directors of Aetna Inc. ("Aetna" or the “Company”) approved a $50,000 increase to the base salary of Shawn M. Guertin, Executive Vice President and Chief Financial Officer. The Committee also approved an equity grant for Mr. Guertin of $420,000 in Stock Appreciation Rights (“SARs”) and $180,000 in Performance Stock Units (“PSUs”). The SARs will vest in substantially equal annual installments over a three year period, and the PSUs will vest in a single installment three years from the date of grant provided that the Committee determines that the performance goals for the 2015-2017 performance cycle have been met. The SARs and PSUs were granted under the Company’s 2010 Stock Incentive Plan.

On September 30, 2015, the Company and Joseph M. Zubretsky, Senior Executive Vice President, Healthagen, reached an agreement in principle on the terms of Mr. Zubretsky's separation from the Company, which terms were approved by the Committee on September 24, 2015. Mr. Zubretsky’s employment with the Company will end effective March 3, 2016 (the "Separation Date"). Mr. Zubretsky will retain his current duties as Senior Executive Vice President, Healthagen, until October 23, 2015. From October 23, 2015 through the Separation Date, Mr. Zubretsky will provide certain transitional assistance to the Company. Until the Separation Date, Mr. Zubretsky will continue to receive his base salary and other active employee benefits from the Company. Effective on the Separation Date, Mr. Zubretsky will receive fifty-two (52) weeks of base salary continuation and receive a payment equal to his annual bonus at target performance level, upon delivery of a release of any employment-related claims. Under the terms of an agreement signed when Mr. Zubretsky was hired by the Company, Mr. Zubretsky is obligated not to compete with the Company for a period of one-year following the Separation Date. Mr. Zubretsky also is subject to certain confidentiality, cooperation, non-disclosure and non-solicitation obligations that apply following the Separation Date. Under the terms of his existing equity award agreements, Mr. Zubretsky's outstanding equity awards will continue to vest until the Separation Date.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this Current Report on Form 8-K that are forward-looking, including the terms of Mr. Zubretsky’s separation from Aetna and Aetna’s ability to enter into a definitive separation agreement with Mr. Zubretsky consistent with the terms approved by Aetna’s Committee on Compensation and Talent Management, are based on management’s estimates, assumptions and projections. These forward-looking statements are only predictions, and are subject to significant known and unknown risks and uncertainties and other factors, many of which are beyond Aetna’s control. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to: the timing and results of Aetna’s negotiations with Mr. Zubretsky. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aetna Inc.

Date: September 30, 2015	By:	/s/ Sharon A. Virag
Name: Sharon A. Virag
Title: Vice President, Controller and Chief Accounting Officer